UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Taysha Gene Therapies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TAYSHA GENE THERAPIES, INC., a Delaware corporation (the “Company”). The meeting will be held on May 29, 2024, at 3:00 p.m., Eastern Time and will be a virtual stockholder meeting through which you can listen to the meeting and vote online, for the following purposes:

1.	To elect the Board of Directors’ nominees, Sean Stalfort and Alison Long, M.D., Ph.D., to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on April 4, 2024, and their proxy holders will be able to attend the Annual Meeting and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TSHA2024 and entering the control number included in your Notice of Internet Availability or in the instructions that you received via email. To ask a question pertaining to the business of the Annual Meeting, stockholders must submit it in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 11:59 p.m., Eastern Time, on Monday, May 27, 2024. Please refer to the additional logistical details and recommendations in the accompanying proxy statement. You may log-in beginning at 2:45 p.m. Eastern Time, on May 29, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Kamran Alam

Kamran Alam
Chief Financial Officer and Corporate Secretary

Dallas, TX
April 18, 2024

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 18, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2024 Proxy Statement and 2023 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

You are cordially invited to attend the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.proxyvote.com, 2) by telephone by calling the toll-free number 1-800-690-6903, or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying envelope provided. Even if you have voted by proxy, you may still vote online if you attend the virtual Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

TAYSHA GENE THERAPIES, INC.

3000 Pegasus Park Drive

Suite 1430

Dallas, Texas 75247

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

May  29, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board of Directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 18, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting held on Wednesday, May 29, 2024, at 3:00 p.m., Eastern Time, through which you can listen to the meeting and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TSHA2024 and entering the control number included in your Notice of Internet Availability or in the instructions that you received via email. We recommend that you log on a few minutes before the Annual Meeting to ensure that you are logged in when the meeting begins. To access the meeting, follow the instructions you will receive in subsequent emails you receive after registration. Information on how to vote online during the Annual Meeting is discussed below.

Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will not be able to attend the Annual Meeting in person.

We encourage you to access the Annual Meeting before it begins. Online check-in will begin approximately 15 minutes before the meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 4, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 187,018,275 shares of common stock outstanding and entitled to vote. Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

Stockholder of Record: Shares Registered in Your Name

If on April 4, 2024, your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 4, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two directors (Proposal 1); and

•

Ratification of selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024 (Proposal 2).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote online during the meeting even if you have already voted by proxy.

•

To vote online during the meeting, visit www.virtualshareholdermeeting.com/TSHA2024 (you will need the control number printed on your Notice or proxy registration confirmation email) and submit an electronic ballot during the meeting.

•

If you received a proxy card by mail, to vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or proxy card. To ensure your vote is counted, your telephone vote must be received before 11:59 p.m., Eastern Time on May 28, 2024.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or proxy card. To ensure your vote is counted, your internet vote must be received before 11:59 p.m., Eastern Time on May 28, 2024.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you held as of April 4, 2024.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of both nominees for director; and

•	“For” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 19, 2024, to 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2025 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between January 29, 2025 and February 28, 2025. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

In the event that we hold the 2025 Annual Meeting of Stockholders more than 30 days before or more than 30 days after the one-year anniversary of the 2024 Annual Meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If you propose to bring business before an Annual Meeting of Stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-39536), filed with the Securities and Exchange Commission on September 29, 2020.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for must provide in their notice the additional information required by Rule 14a-19 under the Exchange Act.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For,” “Against” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposal 2 will be counted towards the vote total for this proposal and will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under such rules and we therefore expect broker non-votes on this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 187,018,275 shares outstanding and entitled to vote. Thus, the holders of 93,509,138 shares must be present or represented by proxy at the meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How do I ask a question at the Annual Meeting?

Only stockholders of record as of April 4, 2024, may submit questions or comments at the Annual Meeting. To ask a question pertaining to the business of the Annual Meeting, stockholders must submit it in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 11:59 p.m., Eastern Time, on Monday, May 27, 2024.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the

Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the proposals to be voted on at the Annual Meeting. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

What do I do if I have technical difficulties in connection with the Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number displayed on the virtual meeting page. Technical support will be available beginning approximately one hour prior to the meeting on May 29, 2024.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the annual meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 19, 2024, and until the meeting, stockholders should email IR@tayshagtx.com.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has six members. There are two directors in the class whose term of office expires in 2024. Both of the nominees listed below are currently directors of the Company. Mr. Stalfort was appointed to the Board of Directors effective June 21, 2023, to fill a vacancy created when Paul Manning resigned from the Board of Directors. Mr. Stalfort was originally identified as a potential director nominee by Sean Nolan, the Company’s Chief Executive Officer. Dr. Long was appointed to the Board of Directors effective November 1, 2023, to fill a vacancy created when Kathleen Reape resigned from the Board of Directors. Dr. Long was originally identified as a potential director nominee by Dr. Reape. If elected at the Annual Meeting, both of these nominees would serve until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend each Annual Meeting of Stockholders. Last year, five of our six directors then serving attended the 2023 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Taysha. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board of Directors to recommend that person as a nominee for director.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Committee also takes into account gender, age and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board.

Alison Long, M.D., Ph.D., age 61

Alison Long has served as a member of our Board of Directors since November 2023. She has served as the Chief Medical Officer of Flightpath Biosciences, Inc., a role she has held on a consulting basis, since January

2023, and the Clinical Lead of Enigma Biomedical Group, a role she has held on a consulting basis, since February 2023. Dr. Long previously served as Chief Medical Officer of Anokion, SA from June 2022 to January 2023. From December 2021 to April 2022, Dr. Long served as Chief Medical Officer at Kaleido Biosciences, a publicly traded biotechnology company which ceased operations in April 2022. She served as Interim Chief Medical Officer at Freeline Therapeutics, Inc., a publicly traded clinical-stage biotechnology company, from September 2021 to November 2021, and previously served as Freeline Therapeutics, Inc.’s SVP Head of Clinical Development from June 2020 to August 2021. Prior to joining Freeline Therapeutics, Inc., Dr. Long served as Head of Clinical R&D of Spark Therapeutics, Inc. from October 2019 to June 2020 and as Vice President, Clinical Development, Hemophilia of uniQure, N.V. from 2017 to October 2019. Dr. Long earned a Bachelor of Medicine, Bachelor of Surgery from the University of the Witwatersrand in Johannesburg, South Africa and a Ph.D. in Biodefense from George Mason University. Our Board believes Dr. Long is qualified to serve as a director based upon her extensive experience in research and development of several gene therapy programs.

Sean Stalfort, age 54

Sean Stalfort has served as a member of our Board of Directors since June 2023. He is the President of PBM Capital Group, LLC (“PBM Capital”), a private equity and venture capital investment firm in the business of investing in healthcare and life-science related companies, which was founded in 2010. Mr. Stalfort currently serves on the boards of directors of Verrica Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, and Acumen Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company. Additionally, he previously served as a member of the board of directors of Dova Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, from September 2016 to November 2019. Mr. Stalfort received a B.A. in business economics and political science from Brown University. Our Board believes Mr. Stalfort is qualified to serve as a director based on his experience in venture capital, particularly related to healthcare.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING

Phillip B. Donenberg, age 63

Phillip B. Donenberg has served as a member of our Board of Directors since August 2020. Mr. Donenberg served as Senior Vice President and Chief Financial Officer of Jaguar Gene Therapy, LLC, a privately held early-stage gene therapy company, from February 2020 to March 2023. Mr. Donenberg has served on the board of directors and as chairman of the audit committee of AVROBIO, Inc., a publicly traded gene therapy company, since June 2018. Previously, Mr. Donenberg served as Chief Financial Officer and Senior Vice President of Assertio Therapeutics, Inc., a pharmaceutical company, from July 2018 to November 2018. He served as Senior Vice President and Chief Financial Officer of AveXis, Inc., a publicly traded gene therapy company, from 2017 to June 2018 and as Vice President, Corporate Controller from 2016 to 2017. Mr. Donenberg earned a B.S. in accountancy from the University of Illinois Champaign-Urbana College of Business and is a Certified Public Accountant. Our Board of Directors believes that Mr. Donenberg is qualified to serve as a director based on his financial expertise and his experience as a director and executive of companies in the biotechnology and pharmaceutical industries.

Sukumar Nagendran, M.D., age 58

Sukumar Nagendran has served as our President and Head of Research and Development since December 2022 and as a member of our Board of Directors since July 2020. Dr. Nagendran previously served as President, Research and Development and Chief Medical Officer at Jaguar Gene Therapy, LLC, from February 2020 to December 2022. Dr. Nagendran has served on the board of directors of Solid Biosciences Inc., a publicly traded life sciences company, since September 2018 and currently serves as an advisor to Encoded Therapeutics, Inc., a biotechnology company. He previously served on the board of directors of Health Sciences Acquisition Corp., a special purpose acquisition company, from March 2019 to December 2019 prior to its merger with Immunovant, Inc. Dr. Nagendran most recently served as Senior Vice President and Chief Medical Officer of AveXis, Inc., a publicly traded gene therapy company, from 2015 to May 2018. Dr. Nagendran earned a B.A. from Rutgers University and an M.D. from the University of Medicine and Dentistry of New Jersey and trained in Internal Medicine at Mayo Clinic in Rochester, Minnesota. Our Board of Directors believes that Dr. Nagendran is qualified to serve as a director based upon his more than 30 years of experience with gene therapy development and clinical development strategy.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Sean P. Nolan, age 56

Sean P. Nolan has served as our Chief Executive Officer since December 2022 and as the Chairman of our Board of Directors since March 2020. He has served as the President of Nolan Capital, LLC, an investment fund, since October 2019. Mr. Nolan most recently served as President, Chief Executive Officer and a member of the board of directors of AveXis, Inc., a publicly traded gene therapy company, from 2015 to May 2018 until its acquisition by Novartis International AG. Mr. Nolan has served on the board of directors of Ventas, Inc., a publicly traded healthcare real estate investment trust company, since July 2019 and previously served on the board of directors of Neoleukin Therapeutics, Inc., a publicly traded biopharmaceutical company, from 2015 to June 2020.Mr. Nolan also served on the board of directors of Social Capital Suvretta Holdings Corp. II, a special purpose acquisition company, from September 2021 until July 2023. Mr. Nolan earned a B.S. in biology from John Carroll University. Our Board of Directors believes that Mr. Nolan is qualified to serve as a director based on his role as our Chief Executive Officer and his more than 30 years of broad leadership and management experience in the biopharmaceutical industry.

Laura Sepp-Lorenzino, Ph.D., age 63

Laura Sepp-Lorenzino has served as a member of our Board of Directors since November 2020. She has served as Executive Vice President, Chief Scientific Officer of Intellia Therapeutics, Inc., a publicly traded biotechnology company, since May 2019. From 2017 to May 2019, Dr. Sepp-Lorenzino served as Vice President, Head of Nucleic Acid Therapies at Vertex Pharmaceuticals, Inc., a publicly traded biopharmaceutical company. She served as Vice President, Entrepreneur-in-Residence at Alnylam Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2014 to 2017. Dr. Sepp-Lorenzino earned a professional degree in biochemistry from the Universidad de Buenos Aires in Argentina and an M.S. and Ph.D. in biochemistry from New York University. Our Board of Directors believes that Dr. Sepp-Lorenzino is qualified to serve as a director based upon her extensive experience in research and development of nucleic acid therapies.

BOARD DIVERSITY

The following Board Diversity Matrix provides the self-identified personal characteristics for our Board of Directors:

Board Diversity Matrix (As of April 18, 2024)

Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Our Board Diversity Matrix as of April 28, 2023 can be found in our proxy statement for the 2023 Annual Meeting filed with the SEC on May 8, 2023.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards and SEC rules applicable to boards of directors in general: Phillip B. Donenberg, Sean Stalfort, Alison Long and Laura Sepp-Lorenzino. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Nolan and Dr. Nagendran are not currently independent directors by virtue of their employment with us as our Chief Executive Officer and President and Head of Research and Development, respectively. Kathleen Reape, who left the Board during 2023, was independent during the period she served on the Board during 2023. Paul B. Manning and RA Session II, each of whom left the Board during 2023 were not independent during the period they served on the Board. There are no family relationships among any of our directors or executive officers.

BOARD LEADERSHIP STRUCTURE

The Company’s Board of Directors is currently chaired by the Chief Executive Officer of the Company, Mr. Nolan. The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with Mr. Nolan) as compared to a relatively less informed independent Board.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Audit Committee responsibilities also include oversight of our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met ten times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Clinical and Scientific Committee. The following table provides membership and meeting information for fiscal year 2023 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance		Clinical and Scientific
Paul B. Manning(1)			X		X
Kathleen Reape, M.D.(2)	X				X
Phillip B. Donenberg	X	*	X
Sean Stalfort(3)	X		X		X	*
Sukumar Nagendran, M.D.
Sean P. Nolan
Alison Long, M.D., Ph.D.(4)			X		X		X	*
Laura Sepp-Lorenzino, Ph.D.	X		X	*			X

Total meetings in fiscal year 2023	8		7		1		7

*	Committee Chairperson
(1)	Mr. Manning resigned from the Board in June 2023. Prior to his resignation Mr. Manning served on the Compensation Committee and Nominating and Corporate Governance Committee.
(2)	Dr. Reape resigned from the Board in November 2023. Prior to her resignation Dr. Reape served on the Audit Committee and Nominating and Corporate Governance Committee.
(3)

Mr. Stalfort was appointed to the Compensation Committee and the Nominating and Corporate Governance Committee in June 2023 with his appointment to the Board. In October 2023, Mr. Stalfort was appointed to the Audit Committee in connection with Dr. Reape’s resignation from the Board and removed from the Compensation Committee.

(4)	Dr. Long was appointed to the Compensation Committee, the Nominating and Corporate Governance and the Clinical and Scientific Committee in November 2023 with her appointment to the Board.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of the Audit Committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member of the Audit Committee is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm;

The Audit Committee is currently composed of three directors: Phillip B. Donenberg, Laura Sepp-Lorenzino, and Sean Stalfort. The Audit Committee met eight times during fiscal year 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.tayshagtx.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular.

The Board of Directors has also determined that Mr. Donenberg qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Donenberg’s level of knowledge and experience based on a number of factors, including his formal education, that he is a Certified Public Accountant and his experience as a chief financial officer for public reporting companies. The Board has determined that each member of the Audit Committee is financially sophisticated.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2023, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Phillip B. Donenberg, Chair

Laura Sepp-Lorenzino, Ph.D.

Sean Stalfort

*

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, modify and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishing corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluating performance in light of these stated objectives;

•

reviewing and approving, or reviewing and recommending to the Board of Directors for approval, the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;

•	reviewing and recommending to the Board for approval compensation arrangements for our directors;

•	overseeing administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and

•	reviewing our compensation policies and practices as they relate to risk management and risk-taking incentives.

The Compensation Committee is currently composed of three directors: Phillip B. Donenberg, Alison Long and Laura Sepp-Lorenzino. All members of the Company’s Compensation Committee are independent as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards and SEC rules applicable to boards or directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Compensation Committee met seven times during fiscal year 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.tayshagtx.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Aon plc. (“Aon”), the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee engaged Aon as its compensation consultant. Our Compensation Committee identified Aon based on Aon’s general reputation in the industry. The Compensation Committee requested that Aon:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of the engagement, the Compensation Committee directed Aon to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Aon, the Compensation Committee recommended that the Board of Directors approve the recommendations of Aon.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2023, the Compensation Committee delegated authority to Sean Nolan, the Company’s Chief Executive Officer, to grant, without any further action required by the Compensation Committee, stock options to employees who are below the senior vice president level. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. During fiscal year 2023, Mr. Nolan exercised his authority to grant options to purchase an aggregate of 1,927,700 shares to non-officer employees and consultants.

Historically, the Compensation Committee has determined annual compensation for our executive officers during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Committee approves to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with any criteria provided by the Board), reviewing and evaluating incumbent directors and the performance of the Board generally, making recommendations to the Board regarding the membership of the committees of the Board and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee is currently composed of two directors: Alison Long and Sean Stalfort. The Nominating and Corporate Governance Committee met one time during fiscal year 2023 and acted twice by unanimous written consent. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.tayshagtx.com.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to support the Company’s long-term interests. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve. Board diversity and inclusion is critical to the Company’s success. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.

The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. The Nominating and Corporate Governance Committee also considers the results of the Board’s self-evaluation, which is conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then uses its network to compile a list of potential candidates, which may include recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Taysha Gene Therapies, Inc., Attention: Corporate Secretary, 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247, at least 90 days, but not more than 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Clinical and Scientific Committee

The Clinical and Scientific Committee of the Board of Directors assists the Board in facilitating oversight of the Company’s clinical and scientific strategic direction. The Clinical and Scientific Committee regularly evaluates the Company’s clinical, preclinical and research and development pipeline and identifies and provides the Board with strategic advice on significant emerging science and technology issues, innovations and trends.

The Clinical and Scientific Committee is currently composed of two directors: Alison Long and Laura Sepp-Lorenzino. The Clinical and Scientific Committee met seven times during fiscal year 2023. The Board has not yet adopted a written Clinical and Scientific Committee charter but intends to consider the adoption of a charter in 2024.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Taysha Gene Therapies, Inc., 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247, Attn: Corporate Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the Compliance Officer in accordance with our Whistleblower Policy for Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving our company will be promptly and directly forwarded to the Audit Committee.

CODE OF ETHICS

The Company has adopted the Taysha Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.tayshagtx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

HEDGING POLICY

Our Insider Trading Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s consolidated financial statements since 2020. Representatives of Deloitte & Touche LLP are expected to be present online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022 by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$936,615	$1,027,254
Audit-related Fees(2)	—	11,546
Tax Fees(3)	—	43,050
All Other Fees(4)	2,051	2,051

Total Fees	$938,666	$1,083,901

(1)

Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.”

(3)	Tax fees consist of fees for professional services related to an Internal Revenue Code Section 382 study.
(4)

All other fees consist of aggregate fees billed for products and services provided by our independent registered public accounting firm other than those disclosed above and consist of fees for accessing Deloitte’s online accounting research tool.

There were no other fees for the years ended December 31, 2023 and 2022.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of April 18, 2024, are as follows:

Name	Age	Position(s)
Sean Nolan	56	Chief Executive Officer and Director
Kamran Alam	46	Chief Financial Officer
Sukumar Nagendran, M.D.	58	President, Head of Research and Development and Director

The biographies of Mr. Nolan and Dr. Nagendran are set forth in “Proposal 1: Election of Directors” above.

Kamran Alam has served as our Chief Financial Officer since August 2020. Mr. Alam previously served as Senior Vice President, Finance and Principal Financial Officer of Rocket Pharmaceuticals, Inc., a biopharmaceutical company, from October 2019 to July 2020 and as Vice President, Finance at AveXis, Inc., a publicly traded gene therapy company, from April 2016 to October 2019. From 2013 to April 2016, he held positions of increasing responsibility at Aptinyx Inc., a publicly traded biopharmaceutical company, where at the time of his departure he was a Senior Director, Finance and Accounting. Mr. Alam is a Certified Public Accountant and earned a B.B.A. from the Ross School of Business at University of Michigan and an M.B.A. in finance from the Kelley School of Business at Indiana University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% stockholders
Entities affiliated with Paul B. Manning(2)	23,417,778	12.5%
Entities affiliated with FMR LLC(3)	22,439,124	12.0%
Entities affiliated with RA Capital Management, L.P.(4)	18,670,089	9.98%
Entities affiliated with RTW Investments, LP(5)	18,505,556	9.9%
Entities affiliated with Venrock(6)	10,412,872	5.6%
Named Executive Officers and Directors
Sean P. Nolan(7)	1,990,469	1.1%
Sukumar Nagendran, M.D.(8)	383,880	*
Kamran Alam(9)	524,461	*
Phillip B. Donenberg(10)	219,971	*
Laura Sepp-Lorenzino, Ph.D.(11)	98,200	*
Alison Long, M.D., Ph.D.(12)	7,300	*
Sean Stalfort(13)	1,947,054	1.0%
All current executive officers and directors as a group (7 persons)	5,171,335	2.7%

*	Represents ownership of less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 187,018,275 shares outstanding on March 31, 2024, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the address for persons listed in the table is c/o Taysha Gene Therapies, Inc., 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247.

(2)

Consists of (i) 16,466,667 shares of common stock held by the Paul B. Manning Revocable Trust dated May 10, 2020 (the “PBM Revocable Trust”), (ii) 4,837,407 shares of common stock held by the PBM 2023 Grantor Retained Annuity Trust (the “PBM Annuity Trust”), (iii) 2,091,704 shares of common stock held by BKB Growth Investments, LLC (“BKB”), and (iv) 22,000 shares of common stock held by BKB G2 Investments, LLC (“BKB2”). Mr. Manning is the trustee of the PBM Revocable Trust and has sole voting and dispositive power over the shares held by the PBM Revocable Trust. Mr. Manning is trustee of the PBM Annuity Trust and has sole voting and dispositive power over the shares held by the PBM Annuity Trust. Mr. Manning is co-manager of Tiger Lily Capital, LLC, the manager of BKB and BKB2 and has shared voting and dispositive power over the shares held by BKB and BKB2. The address of the principal place of business of each of these persons and entities is 200 Garrett Street, Suite S, Charlottesville, VA 22902.

(3)

FMR LLC has sole voting power and sole dispositive power with respect to the shares. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC and may be deemed to have sole dispositive power over the shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”), advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of the principal place of business of these persons, funds and accounts is 245 Summer Street, Boston, MA 02210.
(4)

Consists of (i) 18,472,503 shares of common stock held by RA Capital Healthcare Fund, L.P and (ii) 197,586 shares of Common Stock that RA Capital Management, L.P. beneficially owns based on the right to acquire, upon the exercise of the Pre-Funded Warrants. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by RA Capital Healthcare Fund. L.P. The principal business address of these persons and entities is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(5)

Consists of (i) 16,893,185 shares of common stock held by RTW Investments, LP, (ii) 1,612,371 shares of common stock issuable upon exercise of Pre-Funded Warrants purchased by RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Biotech Opportunities Fund, Ltd (collectively, the “RTW Funds”), in the Private Placement. RTW Investments, LP, in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of the shares held by the RTW Funds. Accordingly, RTW may be deemed to be the beneficial owner of such securities. Roderick Wong, M.D., as the Managing Partner of RTW, has the power to direct the vote and disposition of the securities held by RTW. Dr. Wong disclaims beneficial ownership of the shares held by the RTW Funds, except to the extent of his pecuniary interest therein. The address and principal office of RTW Investments, LP is 40 10th Avenue, Floor 7, New York, NY 10014, and the address of Dr. Wong and each of the RTW Funds is c/o RTW Investments, LP, 40 10th Avenue, Floor 7, New York, NY 10014.

(6)

Consists of (i) 7,401,469 shares of common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), (ii) 2,737,543 shares of common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) and (iii) 273,860 shares of common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-III”). VHCP Management III, LLC (“VHCPM”) is the sole general partner of VHCP III and the sole manager of VHCP Co-III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah share the power to vote and dispose of the securities held by VHCPM and VHCPM EG. The principal business address of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(7)

Consists of (a) 1,535,545 shares of common stock held by Nolan Capital, LLC, (b) 1,170 shares of common stock held by Sean P. Nolan, individually and (c) 453,754 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024. Mr. Nolan is the President of Nolan Capital, LLC and has shared voting and investment power with respect to the shares held by Nolan Capital, LLC. The business address for each person and entity named in this footnote is 8 The Green, Ste. R, Dover, Delaware 19901.

(8)	Consists of (a) 34,226 shares of common stock and (b) 349,654 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024.
(9)	Consists of (a) 158,397 shares of common stock and (b) 366,164 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024.
(10)	Consists of (a) 114,111 shares of common stock and (b) 105,860 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024.
(11)	Consists of 98,200 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024.

(12)	Consists of 7,300 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024.
(13)

Consists of (a) 1,049,381 shares of common stock, (b) 884,290 shares of common stock held by the John A. Stalfort III 2018 Irrevocable Trust (“the Stalfort Trust”) and (c) 13,383 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2024. Gineane Holly Stalfort as trustee of the Stalfort Trust has the power to vote and dispose of the securities held by the Stalfort Trust.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation		Total

Sean Nolan Chief Executive Officer and Director(3)	2023	600,000	—	597,184	324,000	1,331	(4)	1,522,515
	2022	25,000	—	1,800,276	—	74,000		1,899,276

Kamran Alam Chief Financial Officer	2023	413,751	—	402,039	148,950	10,661	(5)	975,401
	2022	401,700	156,000	498,215	136,578	9,330		1,201,823

Sukumar Nagendran, M.D. President and Head of Research and Development(6)	2023	565,000	—	427,526	254,250	1,344	(7)	1,248,120
	2022	23,542	—	1,285,910	—	54,093		1,363,545

(1)

This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to ASC Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K (File No. 001-39536) filed with the SEC on March 19, 2024. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)

Mr. Nolan’s service with us commenced in December 2022. The 2022 salary reported reflects the pro rata portion of Mr. Nolan’s annual salary of $600,000 earned during 2022 from commencement of his employment through December 31, 2022.

(4)	Represents $774 in life insurance premiums for employee benefit and $557 for gift cards and associated tax gross-up payments, which we awarded to all employees in 2023 for service to our company.
(5)

Represents $9,900 in Company matching contributions to benefit plans (e.g., company 401(k) matching), $270 in life insurance premiums for employee benefit and $491 for gift cards and associated tax gross-up payments, which we awarded to all employees in 2023 for service to our company.

(6)

Dr. Nagendran’s service with us commenced in December 2022. The 2022 salary reported reflects the pro rata portion of Dr. Nagendran’s annual salary of $565,000 earned during 2022 from commencement of his employment through December 31, 2022.

(7)	Represents $774 in life insurance premiums for employee benefit and $570 for gift cards and associated tax gross-up payments, which we awarded to all employees in 2023 for service to our company.

Narrative to Summary Compensation Table

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer without members of management present.

Annual Base Salary

We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their expertise, experience, knowledge, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Merit-based increases to salaries are based on management’s assessment of the named executive officer’s individual performance.

With respect to the year ended December 31, 2023, the Compensation Committee approved a base salary of $600,000, $565,000 and $413,751 for Mr. Nolan, Dr. Nagendran and Mr. Alam, respectively.

Non-Equity Incentive Plan Compensation

Our named executive officers are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives established by the Board of Directors. Each named executive officer has a target annual incentive opportunity, calculated as a percentage of annual base salary, and may earn more or less than the target amount based on our company’s and his individual performance. For 2023, the target annual incentive opportunities as a percentage of base salary for our named executive officers were 60% for Mr. Nolan, 50% for Dr. Nagendran and 40% for Mr. Alam. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives, and may be paid in cash or equity. The Compensation Committee determined that the percentage attainment of our corporate goals for 2023 was 90% and approved an individual performance achievement payout for each of Mr. Nolan, Dr. Nagendran and Mr. Alam in the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Following the completion of our initial public offering, we grant all equity awards pursuant to our 2020 Stock Incentive Plan.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2023. All awards listed in the below table were granted under our 2020 Stock Incentive Plan, with the exception of the April 2020 award to Mr. Session, which was granted under our 2020 Equity Incentive Plan.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Sean Nolan	9/23/2020	31,000	—		20.00	9/22/2030
	6/17/2021	15,500	—		25.04	6/16/2031
	6/17/2022	15,500	—		2.81	6/16/2032
	12/30/2022	276,532	829,599	(3)	2.26	12/29/2032
	12/14/2023	—	466,550	(4)	0.70	12/13/2033
Kamran Alam	09/23/2020						82,781	(5)	146,522
	01/19/2021	51,041	18,959	(6)	31.00	1/18/2031
	02/23/2022	36,666	43,334	(7)	5.96	2/22/2032
	4/6/2022	16,666	23,334	(8)	6.52	4/5/2032
	2/2/2023	—	149,900	(9)	1.18	2/1/2033
	2/2/2023	—	24,923	(9)	1.18	2/1/2023
	2/2/2023						12,462	(10)	22,058
	12/14/2023	—	187,582	(4)	0.70	12/13/2033
Sukumar Nagendran	9/2/2020	6,979	1,192	(11)	14.90	9/2/2030
	9/23/2020	31,000	—		20.00	9/23/2030
	6/17/2021	15,500	—		25.04	6/16/2031
	6/17/2022	15,500	—		2.81	6/16/2032
	12/30/2022	197,523	592,570	(3)	2.26	12/29/2032
	12/14/2023	—	334,005	(4)	0.70	12/13/2033

(1)

All of the option awards listed in the table were granted with a per share exercise price equal to or above the estimated fair market value of our common stock on the date of grant. The fair market value of one share of common stock is determined to be equal to the closing price of our common stock on the Nasdaq Global Market on the date of grant (or the closing price on the last preceding date for which such quotation exists).

(2)	The market value of our common stock is based on the closing price of our common stock on the Nasdaq Global Market on December 31, 2023.
(3)

25% of the total number of shares underlying the option shall vest and become exercisable on December 16, 2023 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(4)

The shares underlying the option vests and become exercisable in three equal annual installments commencing on December 31, 2024, subject to the named executive officer’s continuous service through each applicable vesting date.

(5)

The shares underlying the restricted stock unit vest in four equal annual installments on each of August 17, 2021, August 17, 2022, August 17, 2023 and August 17, 2024, subject to the named executive officer’s continuous service as of each such vesting date.

(6)

25% of the total number of shares underlying the option vested and became exercisable on January 19, 2022 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(7)

25% of the total number of shares underlying the option vested and became exercisable on February 23, 2023 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(8)

25% of the total number of shares underlying the option vested and became exercisable on April 6, 2023 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(9)

25% of the total number of shares underlying the option vested and became exercisable on February 2, 2024 and the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

(10)

25% of the shares underlying this restricted stock unit vested on February 2, 2024, and the remaining 75% will vest in equal installments on February 2, 2025, February 2, 2026 and February 2, 2027, subject to the named executive officer’s continuous service through each applicable vesting date.

(11)

25% of the total number of shares underlying the option vested and became exercisable on July 28, 2021, with the remaining shares vesting in equal monthly installments thereafter, subject to the named executive officer’s continuous service through each applicable vesting date.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2023 other than our 401(k) plan described below. During 2023, our named executive officers were eligible to participate in our employee benefit plans on the same basis offered to our employees generally, including health insurance and group life insurance benefits.

We maintain a 401(k) plan that is intended to qualify as a tax-qualified plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. Eligible employees may make voluntary contributions from their eligible pay, up to certain applicable annual limits set by the Code. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. We may make discretionary matching contributions of 100% of employee contributions, up to an annual maximum of 3% of eligible compensation per calendar year for each employee. We generally do not provide perquisites or personal benefits except in limited circumstances, and we did not provide any perquisites to our named executive officers in 2023.

Employment Agreements with our Named Executive Officers

Employment Agreement with Mr. Nolan

We are party to an executive employment agreement with Mr. Nolan, which reflects his initial annual base salary of $600,000, which is subject to adjustment at the discretion of the Board of Directors, and his annual bonus target opportunity equal to 60% of Mr. Nolan’s base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to the executive employment agreement, if we terminate Mr. Nolan’s employment without “Cause,” or if Mr. Nolan terminates his employment for “Good Reason” (each, as defined in the executive employment agreement), he will be entitled to continued payment of his base salary for 12 months and payment or reimbursement of COBRA premiums for 12 months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Such severance benefits are conditioned upon Mr. Nolan’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The executive employment agreement further provides that Mr. Nolan is entitled to severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

Amended and Restated Offer Letter with Mr. Alam

We are party to an amended and restated offer letter with Mr. Alam. The amended and restated offer letter reflects Mr. Alam’s initial annual base salary of $390,000, which is subject to adjustment at the discretion of our Board of Directors, and his annual bonus target equal to 40% of his annual base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to Mr. Alam’s amended and restated offer letter, if we terminate Mr. Alam’s employment without “Cause,” or if Mr. Alam terminates his employment for “good reason” (each, as defined in the amended and restated offer letter), he will be entitled to continued payment of his base salary for 12 months. Such severance benefits are conditioned upon the Mr. Alam’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The amended and restated offer letter further provides that Mr. Alam is entitled to the severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

Employment Agreement with Sukumar Nagendran, M.D.

We have entered into an executive employment agreement with Dr. Nagendran, which reflects an initial annual base salary of $565,000, which is subject to adjustment at the discretion of the Board of Directors, and an annual bonus target equal to 50% of Dr. Nagendran’s base salary to be awarded based upon the achievement of individual and company performance goals as determined by our Board of Directors.

Pursuant to the executive employment agreement, if we terminate Dr. Nagendran’s employment without “Cause,” or if Dr. Nagendran terminates his employment for “Good Reason” (each, as defined in the executive employment agreement), he will be entitled to continued payment of his base salary for 12 months and payment or reimbursement of COBRA premiums for 12 months or, if earlier, the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. Such severance benefits are conditioned upon Dr. Nagendran’s execution of and compliance with an effective and irrevocable general release, compliance with certain non-competition and non-solicitation obligations, resignation from all positions with us and return of all our property. The executive employment agreement further provides that Dr. Nagendran is entitled to severance benefits described in “—Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control

Each of our named executive officers is eligible to receive severance benefits under the terms of our Change in Control Severance Plan adopted by the Board of Directors in September 2020.

Our Change in Control Severance Plan provides for severance benefits upon a “covered termination” that occurs during a “change in control period” (each as described below). Upon a covered termination that occurs during a change in control period, participants will be entitled to a lump sum payment equal to the participant’s base salary for a specified period (18 months for Mr. Nolan, 15 months for Dr. Nagendran and 12 months for Mr. Alam), a lump sum payment equal to a multiple of the participant’s target annual bonus (150% for Mr. Nolan and 100% for each of Dr. Nagendran and Mr. Alam), payment of continued group health benefits for a period of months (18 months for Mr. Nolan, 15 months for Dr. Nagendran and 12 months for Mr. Alam) and full accelerated vesting of all outstanding equity awards (including performance-based awards, which shall vest at 100% of target).

All severance benefits under our Change in Control Severance Plan are subject to the participant’s execution of an effective release of claims against the company and compliance with the terms of any confidential information agreement, proprietary information and inventions agreement and any other agreement between the participant and the Company. For purposes of our Change in Control Severance Plan, a “covered termination” is a termination of employment by the Company without “Cause,” as defined in our Change in Control Severance Plan, or as a result of the participant’s resignation for “good reason,” as defined in our Change in Control Severance Plan, in either case, not as a result of death or disability. For purposes of our Change in Control Severance Plan, a “change in control period” is the period of time beginning on the date on which a “change in control,” as defined in the 2020 Stock Incentive Plan, becomes effective (or, in the case of Mr. Nolan and Dr. Nagendran, the period beginning three months prior to the date on which a change in control becomes effective) and ending on the first anniversary of the effective date of such change in control.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we adopted an incentive compensation clawback policy in November 2023 that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules.

DIRECTOR COMPENSATION

Non-Employee Director Compensation

The following table shows for the fiscal year ended December 31, 2023, certain information with respect to the compensation of our non-employee directors. RA Session II, our former President and Chief Executive Officer, was also a member of our Board of Directors during fiscal year 2023 but did not receive any compensation for his service as a director. See “—Separation Agreement with Mr. Session” below for a description of the compensation paid to Mr. Session in fiscal year 2023. Compensation information for Sean Nolan and Sukumar Nagendran, who did not earn any additional compensation for their service as directors during fiscal year 2023, is set forth in “Executive Compensation” above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Kathleen Reape, M.D.	51,250	18,824	70,074
Paul B. Manning	22,813	—	22,813
Phillip B. Donenberg	55,000	18,824	73,824
Laura Sepp-Lorenzino, Ph.D.	58,075	18,824	76,899
Alison Long, M.D., Ph.D.	—	77,964	77,964
Sean Stalfort	13,187	21,900	35,087

(1)

The amounts disclosed represent the aggregate grant date fair value of the stock options granted under our 2020 Stock Incentive Plan, computed in accordance with ASC Topic 718. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model. The significant factors and assumptions incorporated in the Black-Scholes-Merton model used to estimate the value of the options are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K (File No. 001-39536) filed with the SEC on March 19, 2024. This amount does not reflect the actual economic value that may be realized by such director.

(2)	The table below shows the aggregate number of option awards outstanding for each of our directors who is not a named executive officer, as of December 31, 2023:

Name	Number of Outstanding Options
Kathleen Reape, M.D.	61,138
Paul B. Manning	—
Phillip B. Donenberg	106,371
Laura Sepp-Lorenzino, Ph.D.	98,200
Alison Long, M.D., Ph.D.	43,800
Sean Stalfort	43,800
RA Session II*	—

•	RA Session II ceased serving as our President and Chief Executive Officer in December 2022 and as a member of our Board of Directors in March 2023.

Separation Agreement with Mr. Session

RA Session II ceased serving as our President and Chief Executive Officer in December 2022 and as a member of our Board of Directors in March 2023. Mr. Session did not receive any additional compensation in his capacity as a director in 2022 or 2023. On March 7, 2023, we entered into a separation agreement with Mr. Session (the “Separation Agreement”). Under the Separation Agreement, we agreed, provided that Mr. Session did not revoke the Separation Agreement, to provide Mr. Session with the following separation payments and benefits (i) salary continuation payments, in an aggregate amount equal to his annualized base salary as of December 16, 2022 payable on the Company’s regular payroll commencing on the first payroll run occurring on or after March 15, 2023, and continuing for 12 months thereafter, less all applicable taxes and withholdings; and (ii) subject to Mr. Session’s election of COBRA, payment of the premiums for group health and/or dental insurance coverage under COBRA until the earlier of (a) December 31, 2023, (b) the date on which Mr. Session became eligible to receive group health insurance coverage through another employer, or (c) the date Mr. Session ceased to be eligible for COBRA continuation coverage for any reason. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to disparage.

Pursuant to the terms of the Separation Agreement we made severance payments totaling $576,335. In addition, the Board granted Mr. Session a fully vested restricted stock unit award of 251,296 shares of the Company’s common stock on March 6, 2023 with a grant date fair value of $256,322. See footnote (1) under “—Non-Employee Director Compensation” above for a description of the Company’s calculation of grant date fair value.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted an Amended Non-Employee Director Compensation Policy (the “Amended and Restated Non-Employee Director Compensation Policy”), effective April 9, 2024, pursuant to which each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. Our Compensation Committee directed Aon to develop updated recommendations regarding our non-employee director compensation policy, considering, among other factors, the Company’s peer group and the underwater status of the directors’ existing equity awards. Following an active dialogue with Aon, the Compensation Committee recommended that the Board of Directors approve Aon’s recommendations.

Cash Compensation

Each eligible director will receive an annual cash retainer of $35,000 for serving on our Board of Directors, and the independent chairperson of the Board of Directors will receive an additional annual cash retainer of $30,000 for his or her service. The chairperson of the Audit Committee and the chairperson of the Clinical and Scientific Committee of our Board of Directors will be entitled to an additional annual cash retainer of $15,000, the chairperson of the Compensation Committee of our Board of Directors will be entitled to an additional annual cash retainer of $10,000 and the chairperson of the Nominating and Corporate Governance Committee of our Board of Directors will be entitled to an additional annual cash retainer of $8,000. The members of the Audit Committee and the members of the Clinical and Scientific Committee of our Board of Directors will be entitled to an additional annual cash retainer of $7,500, the members of the Compensation Committee of our Board of Directors will be entitled to an additional annual cash retainer of $5,000 and the members of the Nominating and Corporate Governance Committee of our Board of Directors will be entitled to an additional annual cash retainer of $4,000; however, in each case such cash retainer is payable only to members who are not the chairperson of such committee.

Equity Compensation

In addition to the cash compensation structure described above, the Amended and Restated Non-Employee Director Compensation Policy provides for the following equity incentive compensation program for non-employee directors. All such equity compensation will be granted under our 2020 Stock Incentive Plan or any successor equity plan.

Initial Grant. Each non-employee director who joins our board of directors will automatically, upon the date of his or her initial election or appointment to be a non-employee director (or, if such date is not a business day, on the first business day thereafter), be granted a one-time, initial stock option to purchase 148,438 shares of our common stock (each, an “Initial Option Award”) and a restricted stock unit award for 74,219 shares of our common stock (each an “Initial RSU Award”). The shares subject to each Initial Option Award will vest in equal monthly installments over a three year period such that the Initial Option Award is fully vested on the third anniversary of the date of grant, subject to the non-employee director’s Continuous Service (as defined in the 2020 Stock Incentive Plan) through each such vesting date and will vest in full upon a Change in Control (as defined in the 2020 Stock Incentive Plan). The shares subject to each Initial RSU Award will vest in equal annual installments over a three year period such that the Initial RSU Award is fully vested on the third anniversary of the date of grant, subject to the non-employee director’s Continuous Service (as defined in the 2020 Stock Incentive Plan) through each such vesting date and will vest in full upon a Change in Control (as defined in the 2020 Stock Incentive Plan).

Annual Grant. On the date of each annual meeting of our stockholders, beginning with this Annual Meeting, each person who is then a non-employee director of ours will automatically be granted a stock option to purchase 118,750 shares of our common stock (each, an “Annual Option Award”) and (ii) a restricted stock unit award (each, an “Annual RSU Award”) for 59,375 shares of our common stock (collectively, the “Annual Grant”). Notwithstanding the foregoing, in the event that the aggregate value of the Annual Grant to any non-employee director would have a Black-Scholes value in excess of $325,000 on such award’s grant date, the amount of each of the Annual Option Award and Annual RSU Award subject to the Annual Grant shall be reduced on a pro rata basis until such aggregate value is equal to $325,000. The shares subject to the Annual Grant will vest in full on the first anniversary of the date of grant; provided, that the Annual Grant will in any case be fully vested on the date of Company’s next annual stockholder meeting, subject to the non-employee director’s Continuous Service (as defined in the 2020 Stock Incentive Plan) through such vesting date; provided, further, that the Annual Grant will vest in full upon a Change in Control (as defined in the 2020 Stock Incentive Plan).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2023.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,910,967	(1)	4.47	(2)	4,403,147	(3)
Equity compensation plans not approved by security holders(4)	—		—		4,000,000

Total	7,910,967		4.47		8,403,147

(1)	Consists of shares underlying options and restricted stock units granted pursuant to our 2020 Equity Incentive Plan and 2020 Stock Incentive Plan.
(2)

The weighted-average exercise price includes 375,044 shares included in column a that are issuable upon vesting of restricted stock units which have no exercise price. The weighted average exercise price of the outstanding options was $4.70 per share as of December 31, 2023.

(3)

Includes our 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2020 Stock Incentive Plan automatically increases on January 1 of each year, continuing through and including January 1, 2030, by 5% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 9,348,009 shares of common stock that are available for issuance under the 2020 Stock Incentive Plan on January 1, 2024, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2020 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2030, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. Pursuant to this provision, we added 724,000 shares of common stock that are available for issuance under the 2020 Employee Stock Purchase Plan on January 1, 2024, which is not reflected in the table above. 141,393 shares have been issued under the 2020 Employee Stock Purchase Plan as of December 31, 2023.

(4)	Represents securities underlying our 2023 Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In September 2020, we adopted a related person transaction policy, which we amended in April 2022, that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of such person’s immediate family members and any entity owned or controlled by such person.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded $120,000 and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Astellas Transactions

On October 21, 2022, we entered into an Option Agreement (the “Option Agreement”) with Astellas (f/k/a Audentes Therapeutics, Inc. (d/b/a Astellas Gene Therapy)), granting Astellas an exclusive option to obtain exclusive, worldwide, royalty and milestone-bearing rights and licenses related to two of our clinical programs, TSHA-120 and TSHA-102. As partial consideration for the rights granted to Astellas under the Option Agreement, Astellas paid us a one-time payment in the amount of $20.0 million in November 2022.

Also on October 21, 2022, we entered into a securities purchase agreement (the “Securities Purchase Agreement”), with Astellas, pursuant to which we agreed to issue and sell to Astellas in a private placement (the “Private Placement”) an aggregate of 7,266,342 shares of our common stock for aggregate gross proceeds of approximately $30.0 million. The Private Placement closed on October 24, 2022. Pursuant to the Securities Purchase Agreement, in connection with the Private Placement, Astellas has the right to designate one individual to attend all meetings of the Board in a non-voting observer capacity. As of the closing of the Private Placement, Astellas beneficially owned greater than 5% of our capital stock.

October 2022 Public Offering

On October 26, 2022, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”), to issue and sell 14,000,000 shares of our common stock in an underwritten public offering (the “Offering”). The offering price to the public was $2.00 per share and the Underwriter purchased the shares from us pursuant to the Underwriting Agreement at a price of $1.88 per share. The offering closed on October 31, 2022 and we received net proceeds of $26.0 million after deducting underwriting discounts, commissions and offering expenses. Entities affiliated with Mr. Manning, a member of our Board of Directors and a beneficial owner of greater than 5% of our capital stock, purchased 1,500,000 shares of our common stock in the Offering at the public offering price for an aggregate purchase price of $3.0 million.

August 2023 Private Placement

On August 14, 2023, we entered into a Securities Purchase Agreement with certain institutional and other accredited investors (the “Purchasers”) pursuant to which we agreed to sell and issue to the Purchasers in a private placement (i) 122,412,376 shares of our common stock and (ii) with respect to certain Purchasers, the Pre-Funded Warrants to purchase 44,250,978 shares of common stock in lieu of shares of common stock (the “2023 Offering”). The purchase price per share of common stock was $0.90 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants was the Purchase Price minus $0.001 per Pre-Funded Warrant. We received gross proceeds of approximately $150.0 million from the 2023 Offering, before deducting fees to the placement agent and offering expenses payable by us. The closing of the 2023 Offering occurred on August 16, 2023. Entities affiliated with FMR LLC, a beneficial owner of greater than 5% of our capital stock, purchased 26,826,688 shares of our common stock in the 2023 Offering at the Purchase Price for an aggregate purchase price of $24.14 million. Entities affiliated with Sean P. Nolan, our Chief Executive Officer and Chairman of our Board of Directors, purchased 444,444 shares of our common stock in the 2023 Offering at the Purchase Price for an aggregate purchase price of $0.4 million. Entities affiliated with Mr. Manning, a member of our Board of Directors and a beneficial owner of greater than 5% of our capital stock, purchased 16,466,667 shares of our common stock in the 2023 Offering at the Purchase Price for an aggregate purchase price of $14.82 million. Phillip Donenberg, a member of our Board of Directors, purchased 111,111 shares of our common stock in the 2023 Offering at the Purchase Price for an aggregate purchase price of $0.1 million. Entities affiliated with Sean Stalfort, a member of our Board of Directors, purchased 827,778 shares of our common stock in the 2023 Offering at the Purchase Price for an aggregate purchase price of $0.75 million.

Employment Arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers and separation agreements with certain of our former executive officers. For more information regarding our employment agreements with our named executive officers, see “Executive Compensation—Employment Agreements with our Named Executive Officers.”

We employ Patrick Nolan as our Senior Manager, Business Development and Hayleigh Collins as our Director, Corporate Communications and Investor Relations. Patrick Nolan and Hayleigh Collins are children of Sean P. Nolan, our Chief Executive Officer and Chairman of our Board of Directors. We paid total compensation for Patrick Nolan in an aggregate amount of $152,536 and $99,440 during the years ended December 31, 2023 and 2022. We paid Hayleigh Collins in an aggregate amount of $138,264 during the year ended December 31, 2023. Hayleigh Collins was not employed by the Company prior to January 1, 2023. In 2024, Patrick Nolan was promoted to Director, R&D Chief of Staff and Business Development and his expected annual base salary in 2024 is $200,000. Hayleigh Collins’ expected annual base salary in 2024 is $200,000.

Indemnification Agreements

We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to our company. Under our amended and restated bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with our executive officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of our company, and otherwise to the fullest extent permitted under Delaware law and our amended and restated bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to Taysha Gene Therapies, Inc., Attention: Corporate Secretary, 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247 or call our office at 214-612-0000 to speak with our Investor Relations department. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Kamran Alam
Chief Financial Officer and Corporate Secretary

Dated: April 18, 2024

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Taysha Gene Therapies, Inc., Attention: Corporate Secretary, Taysha Gene Therapies, Inc., 3000 Pegasus Park Drive, Suite 1430, Dallas, Texas 75247.

TAYSHA GENE THERAPIES, INC.

3000 PEGASUS PARK DRIVE

SUITE 1430

DALLAS, TEXAS 75247

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/TSHA2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42035-P07458        KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.     DETACH AND RETURN THIS PORTION ONLY

TAYSHA GENE THERAPIES, INC.			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR each nominee:						number(s) of the nominee(s) on the line below.

1.	To elect the Board’s Class I Director nominees, Sean Stalfort and Alison Long, MD, PhD to the Board of Directors to hold office until the 2027 Annual Meeting of Stockholders.					_______________________________________

Nominees:

	01)	Sean Stalfort
	02)	Alison Long, MD, PhD

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.

To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment, continuation, or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

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V42036-P07458

TAYSHA GENE THERAPIES, INC.

Annual Meeting of Stockholders

May 29, 2024 3:00 p.m., Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) acknowledge(s) receipt of the Notice of the 2024 Annual Meeting of Stockholders of Taysha Gene Therapies, Inc. and the Proxy Statement and hereby appoint(s) Sean P. Nolan and Kamran Alam, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of Taysha Gene Therapies, Inc. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held at 3:00 p.m., Eastern Time on Wednesday, May 29, 2024, which will be a virtual stockholder meeting through which you can listen to the meeting and vote online at www.virtualshareholdermeeting.com/TSHA2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations, or postponements thereof.

Continued and to be signed on reverse side